MEDICAL DIRECTOR AND
                        ADMINISTRATIVE SERVICES AGREEMENT
                            (Independent Contractor)

     This Medical Director and Administrative Services Agreement ("Agreement") is entered into as of June 8, 2000 ("Effective Date") by and among LIGHTTOUCH VEIN & LASER OF LEXINGTON, INC., a Kentucky corporation ("LightTouch") and JOHN
L. BUKER, M.D., PSC ("Physician").

                                    RECITALS

     A. Physician, through its professional employee John L. Buker, MD, operates a medical practice and has entered into, and throughout the term of this Agreement may continue to enter into, arrangements with insurers, HMOs and other third-party payors ("Payors") to provide or arrange for the provision of health care services to persons covered by those Payors ("Enrollees").

     B. Physician may enter into independent contractor or employment agreements with various physicians and other health care providers and health care professionals licensed in the State of Kentucky ("Providers") to assist Physician in providing or arranging for the provision of health care services to Enrollees and other patients of Physician (collectively, "Patients") on behalf of LightTouch.

     C. LightTouch is a wholly owned subsidiary of LightTouch Vein & Laser, Inc., a Nevada corporation ("LTVL").

     D. LTVL engages in the business of owning, through its subsidiaries, of which LightTouch is one, laser centers and providing certain administrative and support services concerning the day-to-day affairs of medical practices and has established a center located at 880 Corporate Drive, Suite 200, Lexington, Kentucky, operated by LightTouch under the direction of Physician (the "Lexington Center").

     E. LightTouch desires to engage Physician to serve as medical director of the Lexington Center, and Physician desires to obtain the use of the Lexington Center for his practice and obtain the administrative and support services of LightTouch and LTVL.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agrees as follows:

1.  RESPONSIBILITIES OF PHYSICIAN

    1.1 MEDICAL DIRECTOR. Physician shall assume responsibility for the professional medical services rendered at the Lexington Center. Physician shall assist LightTouch in the proper operation and management of the Lexington Center. Physician agrees to provide professional medical services to Patients at the Lexington Center and provide medical direction services at the Lexington Center during the hours of operation of the

Lexington Center. Physician's duties as medical director of the Lexington Center shall include the responsibilities listed on Exhibit A. It is understood that all of Physician's responsibilities under this Agreement are as that of the local medical director of LightTouch located at the Lexington Center and are not personal obligations of Physician. All references to Physician shall be in his capacity as an independent contractor working as an agent for and on behalf of LightTouch as the medical director of the Lexington Center. Dr. John L. Buker shall be the sole officer and sole director of LightTouch.

    1.2 RESPONSIBILITY FOR ALL MEDICAL AND PROFESSIONAL MATTERS. All medical and professional matters relating to the operations of the Lexington Center, and the performance of medical services for Patients shall be the responsibility of Physician with the administrative support of LightTouch and LTVL. Physician shall use and occupy the Lexington Center exclusively for the practice of medicine and related cosmetic procedures. Physician expressly acknowledges that the medical practice or practices conducted at these facilities shall be conducted solely by Physician and the Providers.

    1.3 PROVIDERS. Unless otherwise agreed to by the parties, Physician shall have complete control of the hiring, engagement, supervision evaluation, and termination of all Providers, although at the request of Physician, LightTouch shall consult with Physician respecting such matters. With respect to physicians, Physician shall only employ and contract with licensed physicians meeting applicable credentialing guidelines established by Physician. Physician shall be responsible for the payment of salaries and wages, compensation, payroll taxes, employee benefits, and all other taxes and charges now or hereafter applicable to Providers and other licensed health care professional personnel employed by Physician; provided, however, LightTouch shall simultaneously reimburse Physician for all such payments and expenses. Physician shall consult with LightTouch with regard to the terms of contracts entered into between Physician and Providers, or other licensed health care professional employees and the terms and conditions of their employment or engagement as independent contractors, as applicable, except to the extent that such terms are set forth in that separate Merger Agreement between LTVL, LightTouch, BLUEGRASS DERMATOLOGY AND SKIN SURGERY CENTER, P.S.C., and CENTER FOR WEIGHT CONTROL, INC., which shall control.

    1.4 PAYOR AGREEMENTS. Physician shall continue to operate and maintain a separate medical practice at the Lexington Center for so long as Physician desires for which he provided services to Enrollees which are paid, at least in part, by third-party Payors. Physician may operate such practice in his own name, under the name of BLUEGRASS DERMATOLOGY AND SKIN SURGERY CENTER, P.S.C., and/or CENTER FOR WEIGHT CONTROL, INC., and Lexington Center or any other professional business entity. All fees received for such services shall be deposited into Physician's separate account and deemed income to Physician.
Physician shall thereafter pay all of such income to LightTouch as an expense for use of LightTouch's facilities at the Lexington Center.

    1.5 Compliance with Law. Physician shall require all of the Providers at the

Lexington Center to comply with all laws, regulations, and ethical and professional standards applicable to the practice of medicine. Providers who are physicians shall at all times be licensed to practice medicine in the State of Kentucky and all others states at which such physician provides patients medical services at a Center. Likewise, LightTouch shall also comply with all laws, rules, regulations and ethical and professional standards applicable to the Lexington Center and the practices employed therein.

    1.6 CENTERS;  HOURS OF OPERATION;  STAFFING.  Changes in or additions to the
Centers at which Physician provides medical director services and conducts medical practices shall require the consent of both parties which consent shall not be unreasonably withheld. The hours of operation and the medical staffing of the Lexington Center shall be mutually established by the agreement of Physician and LightTouch from time to time hereafter.

    1.7 QUALITY ASSURANCE. Physician shall monitor utilization and quality of services provided by Providers, shall develop, maintain and administer quality assurance programs and performance standards and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of medical care provided.

    1.8 PATIENT REFERRALS. The parties agree that the benefits to Physician hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangements for the provision of any item or service offered by LightTouch or any Affiliate of LightTouch to any of Physician's Patients in any facility or laboratory controlled, managed or operated by LightTouch or any Affiliate of LightTouch.

    1.9 PROFESSIONAL INSURANCE ELIGIBILITY. Physician shall obtain and retain professional liability insurance. LightTouch shall reimburse Physician for all such expenses promptly upon receipt of an invoice therefor. Physician shall terminate any Provider who is not insurable or loses his or her insurance eligibility. Termination shall be effective no more than thirty (30) days from such determination. Physician shall require all Providers to participate in an on-going risk management program. It is understood that Physician and its Providers who are physicians shall, at all times be covered by malpractice insurance with coverage in usual and customary amounts for practitioners of the same profession and specialties in Kentucky and, if applicable, other states, the expense of which shall be reimbursed by LightTouch promptly upon request. Physician shall ensure that its written agreements with Providers who are physicians require such physicians to at all times be covered by malpractice insurance in amounts that are usual and customary for practitioners of the same profession and specialty in Kentucky and, if applicable, other states. Such malpractice policies shall name LightTouch as an additional insured.

2.  RESPONSIBILITIES OF LIGHTTOUCH

    2.1 RESPONSIBILITIES WITH REGARD TO SELECTED PATIENT-RELATED MATTERS.


         (a) PATIENT RELATIONS, SCHEDULING, ETC. LightTouch shall assist Physician in maintaining positive Patient relations by, among other things, in conjunction with and at the direction of Physician: scheduling Patient appointments; responding to Patient grievances and complaints in matters other than medical evaluation, diagnosis, and treatment.

         (b) Recordkeeping. LightTouch shall assist Physician is maintaining Patient medical records in accordance with applicable laws concerning Physician, the Providers and other appropriate recipients. Notwithstanding the foregoing sentence, Patient medical records shall be and shall remain the property of Physician, and the content thereof shall be the responsibility of Physician.

         (c) Quality Assurance. LightTouch shall assist Physician, in accordance with criteria established by Physician, in the development and implementation of appropriate quality assurance programs, including development of performance and utilization standards, sampling techniques for case review, and preparation of appropriately documented studies. Notwithstanding the foregoing, LightTouch shall not perform any duties that constitute the corporate practice of medicine.

    2.2 Billing. LightTouch shall submit on a timely basis all bills and necessary documentation required by Patients and Payors in order to obtain payment in connection with Physician's delivery of health care services at the Lexington Center or its arrangement for the delivery of such services. In seeking such payment, LightTouch shall act as Physician's exclusive agent in billing and collecting professional fees, charges and other amounts owed to Physician for service rendered by it and its Providers at the Lexington Center. In this connection, Physician hereby appoints LightTouch, during the term of this Agreement, as Physician's true and lawful attorney-in-fact, with power of substitution, for the following purposes relating to the Lexington Center:

              (i) To bill Physician's Patients on behalf of Physician and the Lexington Center.

              (ii) To collect accounts receivable generated by such billings on behalf of Physician and the Lexington Center including, where deemed appropriate by LightTouch and approved in advance by Physician, settling and compromising claims, assigning such accounts receivable to a collection agency or the bringing of legal action against a Patient or Payor on Physician's behalf.

              (iii) To receive payments on behalf of Physician and the Lexington Center from Patients and Payors, to cause such payments to be deposited into appropriate depository accounts (each such depository account, a "Collections Account").

    2.3  OTHER RESPONSIBILITIES.

         (a) INSURANCE. LightTouch shall obtain and maintain during the term of this Agreement (a) property damage insurance protecting the Lexington Center's premises and the personal property located therein against such hazards and in such amounts as

LightTouch   determines  are  reasonably  prudent;  and  (b)  general  liability insurance in such amounts as LightTouch and Physician determine are reasonably prudent.

         (b) PERSONNEL. LightTouch shall furnish the services of all personnel other than physicians, nurses, physician assistants or other health care professionals required for the operation of the Lexington Center. Except as specifically provided in this Section 2.3(b), LightTouch has the power to recruit, hire, train, promote, assign, set the compensation level for, and discharge all nonprofessional personnel subject to the approval of Physician. Any nonprofessional personnel employed by LightTouch who perform patient care services shall perform such services under the exclusive direction, supervision and control of Physician, and all other services of LightTouch personnel shall be performed under the exclusive direction, supervision and control of Physician. If Physician is dissatisfied with the services of any personnel employed by LightTouch, Physician shall consult with LightTouch. If requested by Physician (provided that such employee is not an officer or senior manager of LTVL), such employee shall be removed from providing services for Physician and the Lexington Center. Employee assignments shall be made with the intention of assuring consistent and continued rendering of high quality medical support service and to ensure prompt availability and accessibility of individual medical support personnel to physicians in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support personnel.

    2.4 PROFESSIONAL DUES AND EDUCATION EXPENSES. LightTouch shall be responsible for the cost of membership in professional associations and continuing professional education for Physician and its Providers. Physician shall ensure that each of its Providers participates in such continuing medical education as is necessary for such provider to remain current with professional licensure and community standards.

    2.5 FEES FOR PROFESSIONAL SERVICES. LightTouch shall be solely responsible for legal, accounting and other professional services incurred by Physician in operating the Lexington Center absent a material violation by Physician of any provisions of this Agreement.

    2.6 ACCOUNTING. LightTouch shall direct and maintain the operation of an appropriate accounting system with respect to Physician's operation of the Lexington Center and, subject to Physician's oversight, shall perform all bookkeeping and accounting services required for the operation of the Lexington Center, including the maintenance, custody and supervision of business records, ledgers and reports; the establishment, administration and implementation of accounting procedures, controls and systems.

3.  FINANCIAL ARRANGEMENTS

    3.1 PHYSICIAN'S COMPENSATION. For the services of Physician hereunder, including services as medical director, LightTouch shall pay to Physician the compensation salary and benefits set forth below. Physician shall be paid the sum of $600,000.00 each and every twelve (12) month period beginning on the date of this Agreement and continuing until the later of (i) two (2) years from the date of this Agreement, or (ii) the $1 million Promissory Note from LightTouch to Physician and Dr. Patricia Buker dated June 8, 2000 (the "Note") has paid in full. Provided, however, during such time period Physician must compensation Dr. Patricia Buker and Dr. Donna Roth using a portion of the $600,000 upon such terms as Physician may determine and agree upon with such other doctors. Such amounts shall be paid by LightTouch to Physician at least bi-weekly on a prorated basis. In addition, during the term of this Agreement Physician shall be paid or provided with the same level of fringe benefits that he received as an employee of BLUEGRASS DERMATOLOGY AND SKIN SURGERY CENTER, P.S.C. during calendar year 1999, subject to reasonable adjustments as may be necessary to reflect inflationary cost increases. In addition to the foregoing amounts, all of the Cash Flow received by LightTouch above $600,000.00 during each twelve (12) month period this agreement is in effect shall be shared between Physician and LightTouch on a 50/50 basis (with 50% of the additional cash flow over $600,000.00 per 12 month period going to the account of Physician and 50% of the additional cash flow over $600,000.00 per 12 month period going to the account of LightTouch). For purposes of this bonus payment, Cash Flow shall have the meaning as set forth in the Note. Upon the last to occur of (i) payment of the Note in full, and (ii) the expiration of two (2) years from the date of this Agreement, the annual base compensation to Physician's annual salary shall be reduced to $300,000.00, plus 35% of all of the cash flow of LightTouch with no minimum cash flow requirement, with such bonus payment to be made monthly within not more than thirty (30) days of the end of each calendar month. Provided, further, however, Physician shall be required to continue to compensate Dr. Patricia Buker and Dr. Donna Roth out of the total payments being made to Physician under the terms of this paragraph.

4.  REPRESENTATIONS AND WARRANTIES; COVENANTS

    4.1 COVENANTS AND WARRANTIES OF LIGHTTOUCH. LightTouch hereby represents and warrants to Physician as follows:

         (a) LightTouch is and shall remain during the term of this Agreement a corporation which is duly organized, validly existing and in good standing under the laws of the State of Kentucky, possessing full corporate power and authority to own its properties and to conduct the business in which it engages.

         (b) LightTouch has full corporate power and authority to execute and deliver this Agreement and to engage in the transactions and obligations contemplated by this Agreement. Upon its execution, this Agreement shall constitute a valid and binding obligation of LightTouch, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting generally the rights of creditors and by principles of equity. The party executing this Agreement on behalf of LightTouch is duly authorized to do so.

         (c) The consummation of the transactions contemplated by this

Agreement will not: result in any breach of the terms, provisions or conditions of or constitute a default under the Certificate of Incorporation, By-Laws or other enabling or governing instruments of LightTouch or any agreement to which LightTouch is a party or by which it is bound; or, to the best knowledge of LightTouch, constitute a violation of any applicable law or regulation.

5.  TERM AND TERMINATION

    5.1 TERM. This Agreement shall commence on the Effective Date and shall continue for a period of five (5) years from the date hereof, unless sooner terminated pursuant to this Article 5. Thereafter, this Agreement shall automatically continue in effect for additional terms of one (1) year unless Physician notifies LightTouch in writing and not less than thirty (30) days prior to the expiration of the term or any renewal term of Physician's intent to terminate this Agreement at the end of such term, or unless this Agreement is terminated pursuant to Section 5.3, Section 5.5 or Section 8.10 hereof. Notwithstanding the foregoing or anything in the Agreement to the contrary, if at any time Physician determines that his responsibilities hereunder are interfering with the operation of his practice and the performance of his duties at the Lexington Center and LightTouch fails to provide assistance satisfactory to Physician at LightTouch's expense within thirty (30) days of Physician's request, Physician may immediately terminate this Agreement upon the expiration of such thirty (30) day period.

    5.2 EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" (the party causing such default is referred to as the "Breaching Party" and the other party is referred to as the "Non-Breaching Party"):

         (a) The Breaching Party fails to make any payment required under this Agreement; or

         (b) The Breaching Party fails to observe or otherwise breaches any material term, condition, covenant, or warranty of this Agreement; or

         (c) LightTouch or LTVL breaches any term or provision of the Merger Agreement.

    5.3 TERMINATION FOLLOWING EVENT OF DEFAULT. Subject to the provisions of this Article V, The Non-Breaching Party may terminate this Agreement upon the occurrence of an Event of Default in accordance with the following:

         (a) In the event of the occurrence of an Event of Default referred to in Section 5.2(a) above, upon the expiration of ten (10) days after written notice to the Breaching Party, which notice shall specify the amount of such payment and when it was due, unless the amount due is paid within such ten (10) days.

         (b) In the event of the occurrence of any other Event of Default, upon the expiration of sixty (60) days after written notice to the Breaching Party, which notice shall specify the nature and extent of such Event of Default, unless such Event of Default is remedied within such sixty (60) days or, in the case of an Event of Default which cannot reasonably be remedied within sixty (60) days, unless the Breaching Party has made a good faith effort, to be determined in the sole discretion of the Non-Breaching Party, to begin to cure such Event of Default within such sixty (60) days.

    5.4  RIGHTS AND DUTIES UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT.

         (a) If this Agreement is terminated upon expiration of its term, or earlier as provided in Sections 5.3, Section 5.5 or 8.10:

              (i) Neither party shall be released or discharged from any obligation, debt or liability which has previously accrued or been incurred and remains to be performed upon the date of termination or expiration;

              (ii) Any sums of money owing by one party to the other shall be paid immediately;

              (iii) Physician shall return to LightTouch all originals and copies of the Proprietary Information of any of the Protected Parties (as those terms are defined in Article VI) which are in the possession of Physician or any other person or entity to whom it has delivered such originals and copies; and

              (iv) Damages and any other remedies available at law or in equity may be sought and collected by the Non-Breaching Party from the Breaching Party in the event of a termination pursuant to Section 5.3 hereof.

    5.5 TERMINATION BY PHYSICIAN. Following the expiration of the first two (2) year period during which this Agreement is in effect, and in the event that the Note has not paid in full for any reason, Physician may terminate this Agreement with or without cause within thirty (30) days after written notification to LightTouch of such intention. In the event of any such termination by Physician, Physician shall have no further obligation to LightTouch under this Agreement.

    5.6 PROHIBITION ON TERMINATION BY LIGHTTOUCH. Notwithstanding anything contained in this Agreement to the contrary (including without limitation this section 5), this Agreement may not be terminated by LightTouch for any reason until the $1,000,000 Note described above has been paid in full.

6.  RESTRICTIVE COVENANTS

    6.1 COVENANT REGARDING PROPRIETARY INFORMATION. In the course of the relationship created pursuant to this Agreement, Physician will have access to certain methods, trade secrets, processes, ideas, systems, procedures, inventions, discoveries, concepts, software in various stages of development, designs, drawings, specifications, models, data, documents, diagrams, flow charts, research, economic and financial analysis, developments, procedures, know-how, policy manuals, financial data, form contracts, marketing and other techniques, plans, materials, forms, copyrightable materials and trade information regarding the operations of LightTouch and/or of its Affiliates (collectively, the "Protected Parties"). The foregoing, together with the existence and terms of this Agreement, are referred to in this Agreement as "Proprietary Information". Physician shall maintain all such Proprietary Information in strict secrecy and shall not divulge such information to any third parties, except as may be necessary for the discharge of its obligations under this Agreement. Physician shall take all necessary and proper precautions against disclosure of any Proprietary Information to unauthorized persons by any of its officers, directors, employees or agents. All officers, directors, employees and agents of Physician who will have access to all or any part of the Proprietary Information may be required to execute an agreement, at the reasonable request of LightTouch, valid under the law of the jurisdiction in which such agreement is executed, and in a form acceptable to LightTouch and its counsel, committing themselves to maintain the Proprietary Information in strict confidence and not to disclose it to any unauthorized person or entity. The Protected Parties not a party to this Agreement are hereby specifically made third party beneficiaries of this Section 6.1, with the power to enforce the provisions hereof. Upon termination of this Agreement for any reason, Physician and each of its Providers shall cease all use of any of the Proprietary Information and, at the request of LightTouch, shall execute such documents as may be necessary to evidence Physician's abandonment of any claim thereto. The parties recognize that a breach of this Section 6.1 cannot be adequately compensated in money damages and therefore agree that injunctive relief shall be available to the Protected Parties as their respective interests may appear.

    The obligations of Physician under this Section 6.1 shall not apply to information: (i) which is a matter of public knowledge on or becomes a matter of public knowledge after the Effective Date of this Agreement, other than as a breach of the confidentiality terms of this Agreement or as a breach of the confidentiality terms of any other agreement between Physician and LightTouch or its Affiliates; or (ii) was lawfully obtained by Physician on a nonconfidential basis other than in the course of performance under this Agreement and from some entity other than LightTouch or its Affiliates or from some person other than one employed or engaged by LightTouch or its Affiliates, which entity or person has no obligation of confidentiality to LightTouch or its Affiliates.

    6.2 COVENANTS NOT TO COMPETE DURING THE TERM. The parties recognize that the services to be provided by LightTouch shall be feasible only if Physician operates an active medical practice to which Physician and Providers devote full time and attention. For as long as Physician is providing services to Lighttouch under the terms of this Agreement, Physician shall not establish, operate or provide physician or other health care services at any medical office, clinic or other health care facility providing services substantially similar to those provided by Physician pursuant to this Agreement anywhere other than at the Centers and as may be approved in writing by LightTouch. Physician shall also not enter into any medical director or management or administrative services agreement or arrangement with any person or entity other than LightTouch or LTVL without LightTouch's prior written approval. Provided, however, the foregoing is in no way intended from prohibiting Physician from operating a separate medical practice at the Lexington Center under other trade names or a similar business entity, its successors and assigns, at which LightTouch acknowledges that Physician will be performing medical services separate and apart from those which he performs on behalf of LightTouch including, without limitation, services performed for Enrollees for which payment is made through third-party Payors. In addition, Lighttouch acknowledges and agrees that during the term of this Agreement Physician shall be allowed to pursue other business activities unrelated to the business of the Center from the Center's offices, provided that such activities do not materially interfere with the performance of Physician's duties under this Agreement.

    6.3 COVENANT NOT TO SOLICIT. During the period that Physician is providing services hereunder, Physician shall not:

         (a) Directly or indirectly solicit, recruit or hire, or induce any party to solicit, recruit or hire any person who is an employee of, or who has entered into an independent contractor arrangement with, LightTouch or any Affiliate of LightTouch (excluding any person who performs patient services);

         (b) Directly or indirectly, whether for itself or for any other person or entity, call upon, solicit, divert or take away, or attempt to solicit, call upon, divert or take away any of LightTouch's customers, business, or clients; or

         (c)  Disrupt,   damage,  impair  or  interfere  with  the  business  of
LightTouch.

    6.4 ENFORCEMENT. LightTouch and Physician acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this section 6 or section 7 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 6 or 7 relating to the restrictive period, scope of activity restricted and/or other provisions described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to the restrictive covenant provisions in this Section 6 or Section 7 and in any respect shall not affect the validity or enforceability of the remainder of this Section 6 or
Section 7 or of any other provisions of this Agreement.

7.   INFORMATION AND RECORDS

    7.1 OWNERSHIP OF RECORDS. At all times during and after the term of this Agreement, including any extensions or renewals hereof, all business records, including but not limited to, business agreements, books of account, general administrative records and all information generated under or contained in the management information system pertaining to LightTouch's obligations hereunder, and other business information of any kind or nature, except for Patient medical records and Physician's Records (as defined in Section 7.2 below), shall be and remain the sole property of LightTouch; provided that after termination of this Agreement, Physician shall be entitled to reasonable access to such records and information, including the right to obtain copies thereof, for any purpose related to patient care or the defense of any claim relating to patient care or the business of LightTouch or Physician. In addition, Physician shall have access to patient lists and information as provided in the Merger Agreement.

    7.2 PHYSICIAN'S BUSINESS AND FINANCIAL RECORDS. At all times during and after the term of this Agreement, the financial, corporate and personnel records and information relating exclusively to the business and activities of Physician, as distinguished from the business and activity of LightTouch, hereinafter referred to as "Physician's Records," shall be and remain the sole property of Physician.

    7.3 ACCESS TO RECORDS. Each party shall be entitled, upon request and with reasonable advance notice, to obtain access to all records of the other party directly related to the performance of such party's obligations pursuant to this Agreement; provided, however, that such right shall not allow for access to records that must necessarily be kept confidential. Either party, at its expense, shall have the right to make copies of any records to which it has access pursuant to this Section.

    7.4 CONFIDENTIALITY OF RECORDS. LightTouch and Physician shall adopt procedures for maintaining the confidentiality of the records relating to the operations of LightTouch and Physician which do not constitute Proprietary Information, which information is not otherwise available to third parties publicly or by law, and shall comply with all applicable federal and state statutes and regulations relating to such records. Patient medical records and other privileged Patient information shall not be disclosed or utilized by Physician or LightTouch or their agents or employees except as required or permitted by applicable laws and regulations.

8.  MISCELLANEOUS

    8.1 INDEPENDENT CONTRACTOR STATUS OF PARTIES. IN THE PERFORMANCE OF THE WORK, DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT, IT IS MUTUALLY UNDERSTOOD AND AGREED THAT EACH PARTY IS AT ALL TIMES ACTING AND PERFORMING AS AN INDEPENDENT CONTRACTOR WITH RESPECT TO THE OTHER AND THAT NO RELATIONSHIP OF PARTNERSHIP, JOINT VENTURE OR EMPLOYMENT IS CREATED BY THIS AGREEMENT. NEITHER

                                                    Page 11 of

PARTY, NOR ANY OTHER PERSON PERFORMING SERVICES ON BEHALF OF SUCH PARTY PURSUANT TO THIS AGREEMENT, SHALL HAVE ANY RIGHT OR CLAIM AGAINST THE OTHER PARTY FOR SOCIAL SECURITY BENEFITS, WORKERS' COMPENSATIONS BENEFITS, DISABILITY BENEFITS, UNEMPLOYMENT INSURANCE BENEFITS, HEALTH BENEFITS, VACATION PAY, SICK LEAVE OR ANY OTHER EMPLOYEE BENEFITS OF ANY KIND.

    8.2 NO WAIVER. The waiver by any party to this Agreement of any breach of any term or condition of this Agreement shall not constitute a waiver of subsequent breaches. No waiver by any party of any provision of this Agreement shall be deemed to constitute a waiver of any other provision.

    8.3 NOTICES. If, at any time after the execution of this Agreement, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other party, such notice, demand, or communication shall be in writing and shall be served personally, by nationally recognized overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid and,

         (a)  If intended for Physician, then the notice shall be addressed to:
                        Dr. John L. Buker
                        880 Corporate Drive, Suite 200
                        Lexington, KY  40503

              With copy to:
                        Stoll, Keenon & Park, LLP
                        201 E. Main St., Ste. 1000
                        Lexington, KY  40507-1380
                        Attn: Dan M. Rose, Esq.

         (b)  If intended for LightTouch, then the notice shall be addressed to:
                        LightTouch Vein & Laser of Lexnigton, Inc.
                        10663 Montgomery Road
                        Cincinnati, Ohio  45242
                        Attn: Greg Martini

or to such other address as either party may have furnished to the other party in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given three (3) days after the same has been deposited in the United States mail; when delivered if the same has been given personally; or the next business day if the same has been delivered to a nationally recognized overnight courier service.

    8.4 ASSIGNMENT. Neither party may sell, transfer, assign, or otherwise convey its rights or obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, Physician may assign this Agreement and all of his rights and obligations hereunder to any professional corporation or similar business entity wholly owned by Physician without the prior consent or approval of LightTouch or LTVL.

    8.5 SUCCESSORS AND ASSIGNS. Subject to the provisions of this Agreement respecting assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

    8.6 SEVERABILITY. Nothing contained in this Agreement shall be construed to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail. In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring such provision(s) within the requirements of the law and, insofar as possible under the circumstances, to carry out the purposes of this Agreement. The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement, nor the availability of all remedies in law or equity to the parties with respect to such other provisions.

    8.7 HEADINGS. The headings used in the Agreement are for convenience of reference only and shall have no force or effect in the construction or interpretation of the provisions of this Agreement.

    8.8 TIME OF THE ESSENCE. Time is of the very essence of each and all of the agreements, covenants and conditions of this Agreement.

    8.9 GOVERNING LAW. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Kentucky, without reference to its conflicts of laws rules.

    8.10 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations (a "Structural Issue"), either party may terminate this Agreement, on not less than ninety (90) days written notice to the other party, or negotiate and enter into an amendment of the provisions of this Agreement in such manner as to alleviate such violation. In the event that the parties are unable to agree upon such amendment within thirty (30) days after the determination that such amendment is necessary, either party may terminate this Agreement, on not less than ninety (90) days written notice to the other party.

    The parties agree that an amendment to accomplish the purposes set forth in this Section 8.10 may require reorganization of Physician or LightTouch, or both, and may require either or both parties to obtain appropriate regulatory licenses and approvals. If (a) such reorganization or obtaining such regulatory licenses and approvals is not reasonably possible, either party shall have the right to terminate this Agreement on not less than ninety (90) days written notice to the other party; or (b) such reorganization or obtaining such regulatory licenses and approvals would require LightTouch or Physician to incur a material economic detriment or would result in a material economic detriment for LightTouch or Physician, LightTouch or Physician, as the case may be, shall have the right to terminate this Agreement on not less than ninety (90) days written notice to Physician or LightTouch, as the case may be.

    In the event that either party elects to terminate this Agreement in accordance with the provisions of this Section 8.10, LightTouch shall have the right, exercised by the delivery of a written notice to Physician at any time within sixty (60) days after the delivery by either party of notice of termination of this Agreement, to require Physician to purchase from LightTouch all of the assets used by Physician in connection with the conduct of the medical practice at the Lexington Center (the "Practice Assets"). In the event that LightTouch fails to exercise such right within the first thirty (30) days of such sixty (60) day period, Physician shall have the right, exercisable by delivery of a written notice to LightTouch at any time during the last thirty
(30) days of such sixty (60) day period, to require LightTouch to sell to Physician all of the Practice Assets.

    If LightTouch elects to exercise the right to require Physician to purchase the Purchase Assets from LightTouch or if Physician elects to exercise the right to require LightTouch to sell the Purchase Assets to Physician: (a) the purchase price for the Practice Assets shall be the balance outstanding under the Note, if any; and (b) the closing for such sale of the Practice Assets shall occur on such date as is designated in writing by LightTouch (if LightTouch elects to exercise such right) or Physician (if Physician elects to exercise such right) which date shall be not later than ten (10) business days after the date of delivery by LightTouch or Physician of notice of its exercise of its right to require Physician to purchase or to require LightTouch to sell all of the Purchase Assets, as the case may be.

    LightTouch shall have no claim against Physician, and Physician shall have no claim against LightTouch which is based upon or arises out of a Structural Issue.

    8.11 LANGUAGE CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

    8.12 INDEMNIFICATION. LightTouch shall indemnify, hold harmless and defend Physician from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys' fees and disbursements (a "Physician Loss"), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by LightTouch, and/or its partners, agents, employees and/or subcontractors (other than Physician) and any Physician Loss arising from or as a result of the performance of his duties as a director of LightTouch except with respect to any Physician Loss which is the result of any gross negligence or willful misconduct by Physician. Physician shall indemnify, hold harmless and defend LightTouch, its officers, directors, shareholders, employees, agents and independent contractors (the "LightTouch Group") from and against any and all liabilities, losses, damages, claims, causes of action, and expenses (including reasonable attorneys' fees and disbursements (a "LightTouch Loss"), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by Physician, and/or its partners, agents, employees and/or subcontractors (other than LightTouch) during the term hereof except with respect to any LightTouch Loss which is the result of any gross negligence or willful misconduct by a member of the LightTouch Group.

    8.13 ENTIRE AGREEMENT. This Agreement and the other documents being entered into simultaneously herewith relating to the merger constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, between or among parties regarding the subject matter of this Agreement.

    8.14 INCORPORATION BY REFERENCE. All exhibits and other attachments to this Agreement are incorporated by reference into this Agreement by such reference.

    8.15 AMENDMENTS ONLY IN WRITING. This Agreement may not be amended or modified in any respect whatsoever, except by an instrument in writing signed by the parties hereto.

    8.16 COUNTERPARTS.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be considered an original and all of which shall constitute one and the same agreement. This Agreement shall not become effective until it has been executed by all of the parties hereto.

    8.17 COMMERCIAL IMPRACTICABILITY. No party to this Agreement shall be liable for any failure to perform its obligations hereunder where such failure results from any cause beyond that party's reasonable control, including, for example, an act of God, labor disturbance such as a strike or walkout, war, riot, fire, storm, accident, government regulation or interference, or mechanical, electronic or communications failure.

    8.18 ELECTION OF REMEDIES. The respective rights of the parties to this Agreement shall be cumulative. Each party shall have all other rights and remedies consistent with this Agreement as law and equity may provide. No exercise by any party of one right or remedy shall be deemed to be an exclusive election of rights or remedies.

    8.19 SURVIVAL. The provisions of Section 3, 4, 5, 6, 7 and 8 shall survive any termination of this Agreement.

    8.20 THIRD PARTY BENEFICIARIES. Except with respect to Affiliates of LightTouch, nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to any Person not a party to this Agreement. The Affiliates of LightTouch are intended third party beneficiaries of this Agreement.

    8.21 WAIVER OF RIGHTS TO JURY TRIAL. Each of the parties to this Agreement hereby voluntarily, expressly and intentionally waive any right that they may have to a trial by jury in respect of any litigation arising from or connected with this Agreement or the transactions contemplated hereby.

    8.22 JURISDICTION AND VENUE. The parties agree that the sole proper venue for the determination of any litigation commenced by any of the parties against the other on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and each party expressly waives any right to a determination of any such litigation in any other venue. Each party further agrees that service of process by any judicial officer or by registered or certified U.S. mail shall establish personal jurisdiction over such party and each party waives any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky. Each party to this Agreement submits to the jurisdiction os said courts. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky.

    IN WITNESS WHEREOF, LightTouch and Physician have caused this Agreement to be executed by their duly authorized respective officers as of the Effective Date.

                                       LIGHTTOUCH VEIN & LASER OF
                                       LEXINGTON, INC.

                                       By:      ___________________________
                                       Title:   ___________________________

                                       JOHN L. BUKER, MD, PSC

                                       By:___________________________________
                                            JOHN L. BUKER, MD, President

                                    EXHIBIT A

                Medical Director Duties For the Lexington Center

    Total supervision and control of all business activities of the Lexington Center, including without limitation the following specific activities and duties.

1.  Determining   overall  program  direction  related  to  medical  issues  and treatment protocols, including but not limited to developing, reviewing, and approving such issues and protocols;

2.  Determining  and  controlling   quality   assessment   activities,   program
    evaluation and risk management;

3.  Determining and controlling program development, modification and deletion;

4. Determining, controlling and developing ongoing relationships with the medical community;

5.  Determining,    controlling   and   developing   the    administration   and
    implementation of the Center's patient care policies;

6. Determining, controlling and developing the day-to-day review of patient care services within the Centers to insure compliance with the Center's standards;

7. Evaluation of equipment used in treating patients and determining the need for acquisition of new equipment or modifications to existing equipment to better serve the needs of the Centers;

8. Insuring that proper records of care and treatment are maintained in accordance with the Center's policies;

9. Determining and controlling the Center's participation in surveys by accrediting bodies;

10. Provide other reasonable services customarily performed by a medical director of a Center.